NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2018 RESULTS

•	First quarter 2018 net revenue of $345.0 million, as compared to $323.7 million in the comparable prior year quarter, an increase of 6.6%.

•	First quarter 2018 GAAP net income of $5.6 million, as compared to $16.0 million in the comparable prior year quarter.

◦	First quarter 2018 non-GAAP net income of $20.4 million, as compared to $21.7 million in the comparable prior year quarter.

•	First quarter 2018 GAAP net income per diluted share of $0.17, as compared to net income per diluted share of $0.47 in the comparable prior year quarter.

◦	First quarter 2018 non-GAAP net income per diluted share of $0.62, as compared to $0.64 in the comparable prior year quarter.

•
Company has confidentially submitted a draft registration statement on Form S-1 to the U.S. Securities and Exchange Commission (the "SEC") relating to the proposed initial public offering of Arlo Technologies, Inc.

•
Business outlook[1]: Company expects second quarter 2018 net revenue to be in the range of $340 million to $355 million, with GAAP operating margin in the range of (1.2)% to (0.2)% and non-GAAP operating margin in the range of 5.5% to 6.5%. Additionally, the Company expects the GAAP tax rate to be approximately 30.0% and non-GAAP tax rate to be approximately 25.0%.

SAN JOSE, California - April 25, 2018 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and growing businesses, today reported financial results for the first quarter ended April 1, 2018.

Net revenue for the first quarter ended April 1, 2018 was $345.0 million, as compared to $323.7 million in the first quarter ended April 2, 2017, and $397.1 million in the fourth quarter ended December 31, 2017. Net income, computed in accordance with GAAP, for the first quarter of 2018 was $5.6 million, or $0.17 net income per diluted share. This compared to GAAP net income of $16.0 million, or $0.47 net income per diluted share, in the first quarter of 2017, and GAAP net loss of $31.9 million, or $1.02 net loss per diluted share, in the fourth quarter of 2017. Non-GAAP net income was $0.62 per diluted share in the first quarter of 2018, as compared to non-GAAP net income of $0.64 per diluted share in the first quarter of 2017 and $0.71 per diluted share in the fourth quarter of 2017.

Operating margin, computed in accordance with GAAP, for the first quarter of 2018 was 2.5%, as compared to 7.0% in the year ago comparable quarter, and 4.9% in the fourth quarter of 2017. Non-GAAP operating margin was 7.5% in the first quarter of 2018, as compared to 10.0% in the first quarter of 2017 and 7.3% in the fourth quarter of 2017.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, "We had a successful first quarter of 2018, driven by our Orbi line, our new Nighthawk gaming router, Arlo Pro 2, and our SMB switching line. Our financial results for the quarter came in at the high end of the guidance range for revenue and operating margin. We saw year-over-year top line growth for both the Arlo and SMB segments. Meanwhile, the CHP segment showed meaningful improvement in profitability on a sequential basis, and we continue to lead the consumer WiFi market with our premium routers, gateways, mesh systems and extenders."

Mr. Lo continued, “Our focus remains on the successful separation of the Arlo business from NETGEAR, as well as driving our subscription services strategy for all three segments."

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, " During the first quarter of 2018, we generated cash flow from operations of $57.0 million, which brings our total over the trailing twelve months to $135.3 million.”

Business Outlook

Christine Gorjanc, Chief Financial Officer of NETGEAR, added, "Looking forward to the second quarter of 2018, we expect net revenue to be in the range of $340 million to $355 million. GAAP operating margin is expected to be in the range of (1.2)% to (0.2)%, which includes approximately $10.0 million of one-time costs associated with the separation which includes professional services fees for various advisory and audit related costs. Non-GAAP operating margin is expected to be in the range of 5.5% to 6.5%, which includes approximately $4.0 million of costs associated with the separation of Arlo and the corresponding dis-synergies created as we hire talent to duplicate certain roles to prepare that business to stand up on its own. Our GAAP tax rate is expected to be approximately 30.0% and our non-GAAP tax rate is expected to be 25.0% for the second quarter of 2018.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ended
	July 1, 2018
	Operating Margin Rate	Tax Rate
GAAP	(1.2)% - (0.2)%	30.0%
Estimated adjustments for[1]:
Amortization of intangibles	0.7%	__
Stock-based compensation expense	2.6%	__
Separation expense	2.9%	__
Restructuring and other charges	0.5%	__
Tax effects of non-GAAP adjustments	__	(5.0)%
Non-GAAP	5.5% - 6.5%	25.0%
1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Investor Conference Call / Webcast Details
NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2018 today, Wednesday, April 25, 2018 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 2772779. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.
NETGEAR (NASDAQ: NTGR) is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR products are sold in approximately 28,000 retail locations around the globe, and through approximately 24,000 value-added resellers, as well as multiple major cable, mobile and wireline service providers around the world. The company's headquarters are in San Jose, Calif., with additional offices in approximately 25 countries. More information is available at http://investor.netgear.com or by calling (408) 907-8000. Connect with NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/NETGEAR.

© 2018 NETGEAR, Inc. NETGEAR, the NETGEAR logo, Arlo, Orbi and Nighthawk are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:
NETGEAR Investor Relations
Christopher Genualdi
netgearIR@netgear.com
(408) 890-3520

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: the proposed initial public offering of common stock of Arlo Technologies, Inc., the potential separation of the Arlo business, including NETGEAR’s and Arlo’s expected capital structures, future financial flexibility and ability to pursue their long-term strategies, NETGEAR’s future operating performance and financial condition, expected net revenue, GAAP and non-GAAP operating margins, and GAAP and non-GAAP tax rates; expectations regarding the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth; and expectations regarding seasonal changes in the Company’s business performance. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for the Company's products may be lower than anticipated; consumers may choose not to adopt the Company's new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company's products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I - Item 1A. Risk Factors,” pages 10 through 31, in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission on February 16, 2018. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, separation expense, restructuring and other charges, litigation reserves, net, impairment charges to investment, and the related tax effects, and the tax effects of the implementation of U.S. tax reform. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

· the ability to make more meaningful period-to-period comparisons of our on-going operating results;
· the ability to better identify trends in our underlying business and perform related trend analyses;
· a better understanding of how management plans and measures our underlying business; and
· an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: separation expense, restructuring and other charges, litigation reserves, net, and impairment charges to investment. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Tax effects consist of the various above adjustments and the charge relating to the implementation of U.S. tax reform that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	April 1, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$258,795	$202,870
Short-term investments	127,442	126,926
Accounts receivable, net	317,102	412,798
Inventories	266,345	245,894
Prepaid expenses and other current assets	29,849	27,176
Total current assets	999,533	1,015,664
Property and equipment, net	19,779	20,660
Intangibles, net	22,449	24,988
Goodwill	85,463	85,463
Other non-current assets	85,953	61,789
Total assets	$1,213,177	$1,208,564

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$96,371	$111,915
Accrued employee compensation	25,673	27,752
Other accrued liabilities	239,261	222,470
Deferred Revenue	30,985	55,284
Income taxes payable	9,866	7,015
Total current liabilities	402,156	424,436
Non-current income taxes payable	32,089	31,544
Other non-current liabilities	23,213	22,099
Total liabilities	457,458	478,079
Stockholders' equity:
Common stock	32	31
Additional paid-in capital	615,876	603,137
Accumulated other comprehensive loss	(269)	(851)
Retained earnings	140,080	128,168
Total stockholders' equity	755,719	730,485
Total liabilities and stockholders' equity	$1,213,177	$1,208,564

NETGEAR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and percentage data)
(Unaudited)

	Three Months Ended
	April 1, 2018	December 31, 2017	April 2, 2017

Net revenue	$344,973	$397,057	$323,657
Cost of revenue	240,468	292,978	226,725
Gross profit	104,505	104,079	96,932
Gross margin	30.3%	26.2%	29.9%
Operating expenses:
Research and development	28,947	25,436	22,683
Sales and marketing	43,658	43,167	38,229
General and administrative	16,638	14,664	13,194
Separation expense	6,784	1,384	—
Restructuring and other charges	(9)	19	37
Litigation reserves, net	—	108	—
Total operating expenses	96,018	84,778	74,143
Income from operations	8,487	19,301	22,789
Operating margin	2.5%	4.9%	7.0%
Interest income	748	725	405
Other income (expense), net	(1,252)	640	335
Income before income taxes	7,983	20,666	23,529
Provision for income taxes	2,393	52,600	7,535
Net income (loss)	$5,590	$(31,934)	$15,994

Net income (loss) per share:
Basic	$0.18	$(1.02)	$0.49
Diluted	$0.17	$(1.02)	$0.47

Weighted average shares used to compute net income per share:
Basic	31,427	31,379	32,944
Diluted	32,660	31,379	34,136

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	April 1, 2018	December 31, 2017	April 2, 2017

GAAP gross profit	$104,505	$104,079	$96,932
GAAP gross margin	30.3%	26.2%	29.9%
Amortization of intangibles	705	705	2,611
Stock-based compensation expense	852	528	436
Non-GAAP gross profit	$106,062	$105,312	$99,979
Non-GAAP gross margin	30.7%	26.5%	30.9%

GAAP research and development	$28,947	$25,436	$22,683
Stock-based compensation expense	(1,575)	(1,179)	(1,319)
Non-GAAP research and development	$27,372	$24,257	$21,364

GAAP sales and marketing	$43,658	$43,167	$38,229
Amortization of intangibles	(1,756)	(1,756)	(1,771)
Stock-based compensation expense	(2,531)	(1,620)	(1,247)
Non-GAAP sales and marketing	$39,371	$39,791	$35,211

GAAP general and administrative	$16,638	$14,664	$13,194
Stock-based compensation expense	(3,192)	(2,408)	(2,126)
Non-GAAP general and administrative	$13,446	$12,256	$11,068

GAAP total operating expenses	$96,018	$84,778	$74,143
Amortization of intangibles	(1,756)	(1,756)	(1,771)
Stock-based compensation expense	(7,298)	(5,207)	(4,692)
Separation expense	(6,784)	(1,384)	—
Restructuring and other charges	9	(19)	(37)
Litigation reserves, net	—	(108)	—
Non-GAAP total operating expenses	$80,189	$76,304	$67,643

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except percentage data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 1, 2018	December 31, 2017	April 2, 2017

GAAP operating income	$8,487	$19,301	$22,789
GAAP operating margin	2.5%	4.9%	7.0%
Amortization of intangibles	2,461	2,461	4,382
Stock-based compensation expense	8,150	5,735	5,128
Separation expense	6,784	1,384	—
Restructuring and other charges	(9)	19	37
Litigation reserves, net	—	108	—
Non-GAAP operating income	$25,873	$29,008	$32,336
Non-GAAP operating margin	7.5%	7.3%	10.0%

GAAP other income (expense), net	$(1,252)	$640	$335
Impairment charges to investment	1,400	—	—
Non-GAAP other income (expense), net	$148	$640	$335

GAAP net income (loss)	$5,590	$(31,934)	$15,994
Amortization of intangibles	2,461	2,461	4,382
Stock-based compensation expense	8,150	5,735	5,128
Separation expense	6,784	1,384	—
Restructuring and other charges	(9)	19	37
Litigation reserves, net	—	108	—
Impairment charges to investment	1,400	—	—
Tax effects of above non-GAAP adjustments	(3,989)	(3,282)	(3,850)
Tax effects of U.S. tax reform	—	48,349	—
Non-GAAP net income	$20,387	$22,840	$21,691

NETGEAR, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except per share data)
(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	April 1, 2018	December 31, 2017	April 2, 2017
NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$0.17	$(1.02)	$0.47
Amortization of intangibles	0.08	0.08	0.13
Stock-based compensation expense	0.25	0.18	0.15
Separation expense	0.21	0.04	—
Restructuring and other charges	0.00	0.00	0.00
Litigation reserves, net	—	0.00	—
Impairment charges to investment	0.04	—	—
Tax effects of above non-GAAP adjustments	(0.13)	(0.10)	(0.11)
Tax effects of U.S. tax reform	—	1.50	—
Non-GAAP net income per diluted share*	$0.62	$0.71	$0.64

Shares used in computing GAAP net income (loss) per diluted share	32,660	31,379	34,136
Shares used in computing non-GAAP net income per diluted share	32,660	32,270	34,136
* The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The GAAP net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the non-GAAP net income per diluted share calculation.

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)
(Unaudited)

	Three Months Ended
	April 1, 2018	December 31, 2017	October 1, 2017	July 2, 2017	April 2, 2017

Cash, cash equivalents and short-term investments	$386,237	$329,796	$372,786	$305,523	$361,235
Cash, cash equivalents and short-term investments per diluted share	$11.83	$10.22	$11.51	$9.23	$10.58

Accounts receivable, net	$317,102	$412,798	$295,591	$304,588	$265,254
Days sales outstanding (DSO)	84	95	76	84	75

Inventories	$266,345	$245,894	$249,078	$263,773	$267,826
Ending inventory turns	3.6	4.8	4.1	3.6	3.4

Weeks of channel inventory:
U.S. retail channel	8.5	6.7	10.5	8.6	8.2
U.S. distribution channel	4.2	3.9	9.1	4.3	5.8
EMEA distribution channel	5.8	5.9	5.6	4.7	5.1
APAC distribution channel	7.0	8.1	6.3	7.0	5.9

Deferred revenue (current and non-current)	$46,494	$69,399	$54,916	$44,727	$40,225

Headcount	1,047	1,008	982	953	951
Non-GAAP diluted shares	32,660	32,270	32,393	33,116	34,136

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	April 1, 2018		December 31, 2017		April 2, 2017
Americas	$233,620	68%	$275,098	69%	$211,629	65%
EMEA	66,629	19%	78,075	20%	58,445	18%
APAC	44,724	13%	43,884	11%	53,583	17%
Total	$344,973	100%	$397,057	100%	$323,657	100%

NETGEAR, INC.
SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)
(In thousands)
(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended
	April 1, 2018	December 31, 2017	April 2, 2017
Net revenue:
Arlo	$96,209	$128,509	$60,712
Connected Home	177,781	198,704	194,361
SMB	70,983	69,844	68,584
Total net revenue	$344,973	$397,057	$323,657

SERVICE PROVIDER NET REVENUE

	Three Months Ended
	April 1, 2018	December 31, 2017	April 2, 2017
Arlo	$8,387	$5,052	$1,977
Connected Home	41,797	43,877	53,193
SMB	1,063	776	790
Total service provider net revenue	$51,247	$49,705	$55,960